UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

THEAMENDMENT NO. 2 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Taxus Pharmaceuticals Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

03-0380057	New York
(I.R.S. employer identification No.)	(State or other jurisdiction of incorporation)

245-16 Horace Harding Expressway,

Little Neck, NY 11362

Phone: (718) 631-1522
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jiayue Zhang

245-16 Horace Harding Expressway,

Little Neck, NY 11362

Phone: (718) 631-1522

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:

Bernard & Yam, LLP

Attn: Man Yam, Esq.

140-75 Ash Avenue, Suite 2D

Flushing, NY 11355
Tel: 212-219-7783
Fax: 212-219-3604
(Name, Address and Telephone Number of Person
Authorized to Receive Notice and Communications on Behalf of Registrant)

Approximate date of commencement of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

_________________

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
	(1)	(2)	(2)
Common Stock, $.00001 par value	1,500,000	$0.10	$150,000	$17.43

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of Common Stock offered hereby also include such presently indeterminate number of shares of our Common Stock as shall be issued by us to the selling stockholders as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended and was based upon the offering price of the issued and outstanding common stock included in this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

Subject to completion, dated _________, 201 5

Taxus Pharmaceuticals Holdings, Inc.

1,500,000 shares of common stock, par value $ 0.00001 per share

This prospectus relates to the resale of up to 1,500,000 shares of Common Stock, par value $0.00001 per share (“Shares”) of Taxus Pharmaceuticals Holdings, Inc., a New York corporation (“Company”, “we” or “us”), that may be sold from time to time by the Selling Stockholders named in this prospectus on page 18 (“Selling Stockholders”).

The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

Selling stockholders will sell at a fixed price of $ 0.10 per share until our common shares are quoted on the Over The Counter Bulletin Board (“OTCBB”) and, thereafter, at prevailing market prices or privately negotiated prices.  We have not been approved for listing on OTCBB and we may not be successful in the application to list on OTCBB. We will not control or determine the price at which the selling stockholders decide to sell their shares. Information regarding the Selling Stockholders and the time and manner in which they may offer and sell the Shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will pay the expenses of registering these shares.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE  15 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Emerging Growth Company Status

We may qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act” and we may be only subject to reduced public company reporting requirements,  We may be allowed to provide in this prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for as long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read Risk Factor and “Emerging Growth Company Status.”

The date of this prospectus is __________, 20__

TABLE OF CONTENTS

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.aby

DEALER PROSPECTUS DELIVERY OBLIGATION

Until            , 201 5 (25 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

FORWARD-LOOKING STATEMENTS

This prospectus and related prospectus supplements contains forward-looking statements within the meaning of federal securities law. Words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “predict,” or other similar words, identify forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the markets in which we operate, our business, financial condition, results of operations, cash flow and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in the “Risk Factors” section of this prospectus. If any of the events described in “Risk Factors” occur, they could have an adverse effect on our business, financial condition and results of operation, cash flow, and growth strategies. When considering forward-looking statements, you should keep these factors in mind as well as the other cautionary statements in this prospectus. You should not place undue reliance on any forward-looking statement. We are not obligated to update forward-looking statements.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS, ANY RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE 38 BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK, INCLUDING THE “RISK FACTORS” SECTION BEGINNING ON PAGE 15.

As used in this Prospectus, unless the context requires or is otherwise indicated, the terms “we,” “us,” “our,” the “Registrant,” the “Company,” “our company”  only refer to Taxus Pharmaceuticals Holdings, Inc., a New York corporation, incorporated on January 02, 2002. Taxus Pharmaceuticals Holdings, Inc.’s former name is Little Neck Health Connection Inc and we still carry out business as “Little Neck Health Connection Inc”.

 “$” or “U.S. Dollars” refers to the legal currency of the United States.  “GAAP” unless otherwise indicated refers to accounting principles generally accepted in the United States.

Our Company

The Registrant, Taxus Pharmaceuticals Holdings, Inc, was founded under the name “Little Neck Health Connection Inc” under the laws of the State of New York on January 2, 2002. On September 22, 2014, the Registrant changed its name to Taxus Pharmaceuticals Holdings, Inc and still does business as Little Neck Health Connection Inc.

We are a retail store that sells dietary supplement products such as vitamins, minerals, calcium, fibers, and proteins, etc. Our sales revenue is $ 146,776 for the year ended June 30, 2014 and $136,650 for the year ended June 30, 2013.

The Offering

This prospectus relates to the resale of up to 1,500,000 shares of Common Stock, par value $0.00001 per share (“Shares”) of Taxus Pharmaceuticals Holdings, Inc., a New York corporation, that may be sold from time to time by Selling Stockholders.  Selling stockholders will sell at a fixed price of $ 0.10 per share until our common shares are quoted on OTCBB and, thereafter, at prevailing market prices or privately negotiated price.

We intend to apply to have our common stock quoted on the OTCBB within one year after this Form S-1 Registration Statement becomes effective and we estimate that the application process might take approximately 3 months . We have not been approved for listing on OTCBB and we may not be successful in the application to list on OTCBB.

The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

Common Stock outstanding prior to offering	81,500,200
Total shares held by non-affiliate stockholders prior to the offering	39,880,400

Total shares of Common Stock offered by Selling Stockholders	1,500,000

Common Stock to be outstanding after the offering	81,500,200

Use of proceeds of sale	We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

Risk Factors	See “Risk Factors” beginning on page 15 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our Common Stock.

SUMMARY FINANCIAL DATA

We have derived the following summary of our unaudited statement of operations data for the three months ended September 30, 2014 and 2013 and the audited statement of operations data for the fiscal years ended June 30, 2014 and 2013 and our unaudited balance sheet data as of September 30, 2014 and the audited balance sheet data as of June 30, 2014 and 2013.  Our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our financial data set forth below should be read together with our financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Statement of Operations for the Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Revenues	$21,223	$39,032
Cost of revenues	13,002	19,718

Gross profit	8,221	19,314

Operating expenses:
Selling expenses	15,225	18,413
General and administrative	9,259	3,087

Total operating expenses	24,484	21,500

Net (loss)	$(16,263)	$(2,186)

Statement of Operations for the Years Ended June 30, 2014 and June 30, 2013

	For the year ended June 30,
	2014	2013

Revenues	$146,776	$136,650
Cost of revenues	99,086	83,015

Gross profit	47,690	53,635

Operating expenses:
Selling expense	80,688	82,041
General and administrative	26,148	25,467

Total operating expenses	106,836	107,508

Net (loss)	$(59,146)	$(53,873)

Balance Sheet as of September 30, 2014 and June 30, 2014

ASSETS	September 30, 2014	June 30, 2014
	(Unaudited)

Current assets:
Cash and cash equivalents	$56,871	$3,561
Inventory	28,713	20,853

Total current assets	85,584	24,414

Other assets:
Security deposit	10,488	3,500

TOTAL ASSETS	$96,072	$27,914

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses)	$35,863	$39,906

Total current liabilities	35,863	39,906

Commitments and contingencies

Stockholder’s equity (deficit)
Common stock, $0.00001 par value per share; 1,500,000,000 shares authorized; 80,000,200 shares issued and outstanding as of September 30, 2014, and no par value, 200 shares authorized, issued and outstanding as of June 30, 2014, respectively	800	10,000
Additional paid-in capital	167,779	70,115
Deficit	(108,370)	(92,107)

Total stockholder’s equity (deficit)	60,209	(11,992)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$96,072	$27,914

Balance Sheets as of June 30, 2014 and June 30, 2013

BALANCE SHEETS

ASSETS	June 30, 2014	June 30, 2013

Current assets:
Cash and cash equivalents	$3,561	$1,314
Inventory	20,853	39,813

Total current assets	24,414	41,127

Other assets:
Security deposit	3,500	3,500

TOTAL ASSETS	$27,914	$44,627

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$39,906	$22,572

Total current liabilities	39,906	22,572

Commitments and contingencies

Stockholder’s equity (deficit)
Common stock, no par value;
200 shares authorized, issued and outstanding	10,000	10,000
Additional paid-in capital	70,115	45,016
Deficit	(92,107)	(32,961)

Total stockholder’s equity (deficit)	(11,992)	22,055

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$27,914	$44,627

EMERGING GROWTH COMPANY STATUS

We may qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an “emerging growth company” upon the earliest of:

•	when we have $1.0 billion or more in annual revenues;

•	when we have at least $700 million in market value of our common shares held by non-affiliates;

•	when we issue more than $1.0 billion of non-convertible debt over a three-year period; or

•	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Risks Relating to Our Business

We have incurred operating losses and have an accumulated deficit and we may not be able to become profitable and our accumulated deficit may continue to increase .

In the years ended June 30, 2014 and June 30, 2013, we have incurred operating loss of $59,146 and $53,873 respectively. For the three months ended September 30, 2014 and September 30, 2013, we have incurred operating losses of $16,263 and $ 2,186, respectively. As of September 30, 2014, we have an accumulated deficit of $108,370.  Since our operating losses ha ve increased in the year ended June 30, 2014 and the three months ended September 30, 2 014, compared with the year ended June 30, 2013 and the three months ended September 30, 2013, and our accumulated deficit continues to increase, we may not be able to become profitable for the current and future years and our accumulated deficit may continue to increase.

Company’s ability to implement the plan of operation

The implementation of the Company’s plan of operation will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our plan of operation   successfully, which could have a material adverse effect on the results of its operations and its financial condition.

Significant existing and new competition in our industry could adversely affect us

The dietary supplement industry is very competitive and highly fragmented. Our Company will need to compete against many other companies. Bigger companies and established companies with more recognition in the market will have more cash to invest in their business for promotion and marketing. These competitors may be able to attract and retain a larger number of talents, which would negatively affect our Business. .

.

Our inability to fund our losses and capital expenditure requirements may adversely affect our business operations.

Our business operations are dependent upon our ability to generate more revenue from our existing business and raise capital from outside sources. We believe that in order to continue our business operations, we will need to raise more capital . In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position and competitive position. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations. Our current assets are not sufficient to fund our expenditures. Therefore, we will have to seek additional outside funding. Currently our primary source of outside funding is the support from our officer and shareholder Jiayue Zhang. Mr. Zhang has entered into an agreement on September 1, 2014, in which Mr. Zhang agrees to provide funds to fund the Company’s operations for the next two years from September 1, 2014 to September 1, 2016. However, even though we have an agreement with Mr. Zhang, there is no assurance that we will be able to receive the financing we need. If Mr. Zhang breaches the agreement, then we may not receive any financing or funds to support our business operations.

We are still looking for a full time store manager. Currently we hired a consultant to serve as store manager on independent contractor and temporary status. If our consultant leaves us before we hire a full time store manager, we may not be able to continue our business operation.

Currently we have not hired a full time employee to serve as store manager. We are still in the search for the candidates to fulfill such position. On August 10, 2014, we entered into a consultant agreement with Kathy Chow to hire Ms. Chow to serve as a full time store manager. Ms. Chow agreed to provide the services as store manager on independent contractor basis for 12 months from August 10, 2014 to  August 10, 2015 and renewable on month to month basis until we hire a full time employee to serve as store manager. The scope of services she provides includes: participate in learning and development activities (product education) in order to provide optimal customer service; maintain a professional and courteous relationship with customers; create a positive work environment; understand, support and achieve established sales goals and objectives; perform regular maintenance; clean shelves, backrooms, windows and floors; assist in unloading stock, stocking shelves, checking products against invoices, sorting and distributing stock, pricing merchandise, cleaning fixtures and displaying products; perform category maintenance by rotating products; identify damaged and expired products; operate the cash register and execute customer transactions efficiently; responsible for all register functions and adheres to and follows up on the bank deposit process .

Although Ms. Chow is a not an employee, she provides the services similar to employee. Therefore, she contributes significantly to our business operations.  However, our agreement with Ms. Chow is an independent contractor agreement and is on temporary basis. The agreement expires on August 10, 2015 and is renewable on month to month basis afterwards. If we are unable to hire a full time store manager and M s. Chow leaves us, we might not be able to continue our business operation.

Risks Related to Corporate and Stock Matters

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. There can be no assurances as to whether any market for our shares will develop; the prices at which our common stock will trade; or the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Shareholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

During the preceding two fiscal years we did not pay dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of shareholders.

A large portion of our common stock is held by a small number of shareholders. Jiayue Zhang holds 41,619,800 shares of common stock, representing 51.07% of the total issued and outstanding common stock. As a result, he is able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary   corporate transactions including business combinations.  In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to "penny stock" regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders determine the offering price of the shares registered in this Registration Statement.  The principal factors considered in determining the offering price of the Common Stock included:

•	the information in this prospectus;

•	the history and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the economy and the securities markets in the United States at the time of this offering;

•	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

•	other factors as were deemed relevant.

DILUTION

Since this offering is being made solely by the Selling Stockholders and none of the proceeds will be paid to us, our net tangible book value per share will not be affected by the shares sold in this offering.

SELLING STOCKHOLDERS

We are registering for resale shares of our Common Stock that are issued and outstanding and held by the Selling Stockholders identified below. We are registering the shares to permit the Selling Stockholders and their pledges, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The following table sets forth:

the name of the Selling Stockholders,

the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Except as set forth below, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with the Company.

None of the selling stockholders is a broker dealer or an affiliate of a broker dealer that has any agreement or understanding to distribute any of the shares being registered.

Selling stockholders will sell at a fixed price of $ 0.10 per share until our common shares are quoted on the Over The Counter Bulletin Board (“OTCBB”) and, thereafter, at prevailing market prices or privately negotiated prices.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the Selling Shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

	Name of Selling Stockholders (1)	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (3)
1	Christopher Yee	50,000	50,000	0	0
2	Daanish Tirmizi	50,000	50,000	0	0
3	Rayn S Biazon	50,000	50,000	0	0
4	Yoo Jung Kim	50,000	50,000	0	0
5	Pankaj Motwani	50,000	50,000	0	0
6	Ronald Kim	50,000	50,000	0	0
7	Vance W. Sanford	50,000	50,000	0	0
8	Xiaopeng Zhao	50,000	50,000	0	0
9	Hao Pan	50,000	50,000	0	0
10	Xingchen Wang	50,000	50,000	0	0
11	Jianfen Chen	50,000	50,000	0	0
12	Haining Huang	50,000	50,000	0	0
13	Yang Liu	50,000	50,000	0	0
14	Lisa Chou	50,000	50,000	0	0
15	Mei Cai	50,000	50,000	0	0
16	Frank C. Lin	50,000	50,000	0	0
17	Teresa Silva	50,000	50,000	0	0
18	Juan He	50,000	50,000	0	0
19	Jianzhong Gu	50,000	50,000	0	0
20	Lhakpa D. Lama	50,000	50,000	0	0
21	John D Pentecost	50,000	50,000	0	0
22	Alan Z. Mei	50,000	50,000	0	0
23	Donghong Yang	50,000	50,000	0	0
24	Yi Wan	50,000	50,000	0	0
25	John Paganas	50,000	50,000	0	0
26	Mei Y Guo	100,000	100,000	0	0
27	Yat Cheung Lam	100,000	100,000	0	0
28	Isaac Mehl	50,000	50,000	0	0
	Total	1,500,000	1,500,000 (2)	0	0

(1)

The Selling shareholders acquired their shares on October 14, 2014 for the price of $0.001 per share.

(2)

As of January 22, 2015 , the total number of shares of common stock held by non-affiliate stockholders (who is not an officer, a director or a 10% or more stockholder) is 39,800,400 The 1,500,000 shares of common stock being registered in this Registration Statement represent 3.76% of the total number of shares of common stock held by non-affiliate stockholders.

(3)

Calculated based on 81,500,200 shares of common stock issued and outstanding as of January 22, 2015 .

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.

  The Selling Stockholders may use any one or more of the following methods when selling shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

an exchange distribution in accordance with the rules of the applicable exchange;

privately negotiated transactions;

to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

a combination of any such methods of sale; and

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Since none of the Selling Stockholders is an affiliate of the Company, the holding period pursuant to Rule 144 is six months, therefore, the Selling Stockholders may be eligible to sell their shares under Rule 144 from April 14, 2015.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of

Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Selling stockholders will sell at a fixed price of $ 0.10 per share until our common shares are quoted on the Over The Counter Bulletin Board (“OTCBB”) and, thereafter, at prevailing market prices or privately negotiated prices. We intend to apply to have our common stock quoted on the OTCBB within one year after this Form S-1 Registration Statement becomes effective and we estimate that the application process might take approximately 3 months . We have not been approved for listing on the OTCBB and we may not be successful in the application to list on OTCBB.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

This offering will terminate on the date on which all shares offered by this prospectus have been sold by the selling stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the resale of up to 1,500,000 shares of Common Stock, par value $0.00001 per share of Taxus Pharmaceuticals Holdings, Inc, a New York corporation, that may be sold from time to time by the Selling Stockholders.

As of January 22, 2015 , the total number of shares of common stock held by non-affiliate stockholders (who is not an officer, a director or a 10% or more stockholders) is 39,800,400. The 1,500,000 shares of common stock being registered in this Registration Statement represent 3.76% of the total number of shares of common stock held by non-affiliate stockholders.

We are authorized to issue 1,500,000,000 shares of common stock, par value $0.00001 per share.

Common Stock

Our certificate of incorporation authorizes the issuance of 1,500,000,000 shares of common stock, par value $ 0.00001. There are 81,500,200 shares of our common stock issued and outstanding as of January 22, 2015 . As of January 22, 2015 , we have 39 stockholders of record. As of January 22, 2015, the total number of shares of common stock held by non-affiliate stockholders (who is not an officer, a director or a 10% or more stockholders) is 39,800,400. The 1,500,000 shares of common stock being registered in this Registration Statement represent 3.76% of the total number of shares of common stock held by non-affiliate stockholders.

The holders of our common stock:

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The board directors are elected by a plurality vote and that all other matters shall be decided by a majority of votes cast as indicated in Section 2.06(b) of our Bylaws.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

We are subject to New York’s Business Combination Statutes( New York Business Corporation Law Section 912) , which prohibits  certain “business combinations” (generally defined to include certain mergers, disposition of assets transactions, and share issuance or transfer transactions) between a domestic corporation (which is defined as a corporation for profit formed under New York Business Corporation Law, or existing on its effective date and theretofore formed under any other general statute or by any special act of this state for a purpose or purposes for which a corporation may be formed under New York Business Corporation Law, other than a corporation which may be formed under the cooperative corporations law ) or any subsidiary of such corporation and an “interested stockholder” (generally defined to be the beneficial owner of 20% or more of the outstanding voting stock of the domestic corporation; or to be an affiliate associate of the domestic corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of 20% or more of the then outstanding voting stock of the domestic corporation) for a period of five years following such interested shareholder’s stock acquisition date, except those business combinations which are approved by the board of directors prior to such interested shareholder’s stock acquisition date.  There are additional exceptions to the prohibition, which apply to business combinations which are approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder’s stock acquisition date.

            The Business Combination Statutes also prohibit certain business combinations without the approval of the board and unaffiliated stockholders, unless the consideration paid to the affiliated stockholders in the transaction is a fair price (which is generally defined to be a price at least equal to the greater of the current fair market value per share of the domestic corporation and the highest price paid by the interested stockholder for shares it previously acquired).

            The Business Combination Statutes apply unless the corporation elects against their application in its original articles of incorporation or an amendment thereto or timely elected against their application in its bylaws no later than October 31, 1985. Our Articles of Incorporation and Bylaws do not currently contain a provision rendering the Business Combination Statutes inapplicable. Therefore, we may be subject to the Business Combination Provisions if we are a domestic corporation as defined by New York Business Corporation Law Section 102.

SELECTED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. The selected financial data should be read in conjunction with, and are qualified by reference to, our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. We have derived the following summary of our unaudited statement of operations data for the three months ended September 30, 2014 and 2013 and the audited statement of operations data for the fiscal years ended June 30, 2014 and 2013 and our unaudited balance sheet data as of September 30, 2014 and the audited balance sheet data as of June 30, 2014 and 2013.  Our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our financial data set forth below should be read together with our financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Statement of Operations for the Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Revenues	$21,223	$39,032
Cost of revenues	13,002	19,718

Gross profit	8,221	19,314

Operating expenses:
Selling expenses	15,225	18,413
General and administrative	9,259	3,087

Total operating expenses	24,484	21,500

Net (loss)	$(16,263)	$(2,186)

Statement of Operations for the Years Ended June 30, 2014 and June 30, 2013

	For the year ended June 30,
	2014	2013

Revenues	$146,776	$136,650
Cost of revenues	99,086	83,015

Gross profit	47,690	53,635

Operating expenses:
Selling expense	80,688	82,041
General and administrative	26,148	25,467

Total operating expenses	106,836	107,508

Net (loss)	$(59,146)	$(53,873)

Balance Sheet as of September 30, 2014 and June 30, 2014

ASSETS	September 30, 2014	June 30, 2014
	(Unaudited)

Current assets:
Cash and cash equivalents	$56,871	$3,561
Inventory	28,713	20,853

Total current assets	85,584	24,414

Other assets:
Security deposit	10,488	3,500

TOTAL ASSETS	$96,072	$27,914

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$35,863	$39,906

Total current liabilities	35,863	39,906

Commitments and contingencies

Stockholder’s equity (deficit)
Common stock, $0.00001 par value per share; 1,500,000,000 shares authorized; 80,000,200 shares issued and outstanding as of September 30, 2014, and no par value, 200 shares authorized, issued and outstanding as of June 30, 2014, respectively	800	10,000
Additional paid-in capital	167,779	70,115
Deficit	(108,370)	(92,107)

Total stockholder’s equity (deficit)	60,209	(11,992)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$96,072	$27,914

Balance Sheet as of June 30, 2014 and June 30, 2013

ASSETS	June 30, 2014	June 30, 2013

Current assets:
Cash and cash equivalents	$3,561	$1,314
Inventory	20,853	39,813

Total current assets	24,414	41,127

Other assets:
Security deposit	3,500	3,500

TOTAL ASSETS	$27,914	$44,627

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$39,906	$22,572

Total current liabilities	39,906	22,572

Commitments and contingencies

Stockholder’s equity (deficit)
Common stock, no par value;
200 shares authorized, issued and outstanding	10,000	10,000
Additional paid-in capital	70,115	45,016
Deficit	(92,107)	(32,961)

Total stockholder’s equity (deficit)	(11,992)	22,055

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$27,914	$44,627

DESCRIPTION OF THE COMPANY

Corporate History

The Registrant, Taxus Pharmaceuticals Holdings, Inc, was founded under the name “Little Neck Health Connection Inc” under the laws of the State of New York on January 2, 2002. Neil Kumar was the initial board director, President and Chief Executive Officer. Neil Kumar was also the sole shareholder prior to August 8, 2014, who owned 200 common shares with no par value. On Augut 8, 2014,  Jiayue Zhang purchased all the issued and outstanding stock from Neil Kumar and he resigned from all positions he held in the Company. On August 8, 2014, Jiayue Zhang became the president, sole board director, Chief Executive Officer and Chief Financial Officer of the Company. On September 22, 2014, the Registrant changed its name to Taxus Pharmaceuticals Holdings, Inc and still does business as Little Neck Health Connection Inc. On September 22, 2014, the Registrant also changed its authorized stock from 200 common shares with no par value to 1,500,000,000 shares of common stock, par value $0.00001 per share.

We are a retail store that sells dietary supplement products such as vitamins, minerals, calcium, fibers, and proteins, etc.

Main Products and Services:

We sell a variety of dietary supplement products such as vitamins, minerals, calcium, fibers, and proteins, etc. Prior to September 2014, we occasionally made protein shakes (the mixture of protein powder with milk or water) upon the request of the customers who purchased protein powder. However, the revenue from the sales of the protein shake constitutes less than 1% of our revenue. It was a convenience we provided to our customers. We do not consider protein shakes to be a main product. We consider it a small part of the protein powder products we sell. Sales of protein shakes were not material to our operations. Starting September 2014, we no longer sell protein shakes and we do not plan to sell protein shakes in future.

Among the dietary supplement products we sell, the sales of protein powder represent approximately 50% of our sales revenue. The revenue from the sales of protein powders are approximately $74,500 for the year ended June 30, 2014 and $68,000 for the year ended June 30, 2013

In addition to protein powder, we also sell multivitamins, calcium, minerals and fibers. However, none of these product types represent more than 5% of our total sales.

Customers and Sales

 As a retail store, our customers are the individual shoppers. We don’t rely on any particular customer. We do not derive any sales from mail order and internet sales.

Suppliers

Our main suppliers are dietary supplement products wholesalers . There is not any material supplier other than dietary supplement products wholesalers.

We purchase merchandise from a number of wholesalers. We do not rely on any particular supplier.

Our Competitors

The dietary supplements retail market in the U.S is highly competitive and fragmented. As a small retail store, our market share is very small and insignificant. There are thousands of stores national wide that are much larger than us.

According to our own internal research, the dietary supplement industry is very competitive and highly fragmented. Our Company will need to compete against many other companies. Bigger companies and established companies with more recognition in the market  have more funds to invest for promotion and marketing. These competitors may be able to attract and retain a larger number of talents, which would negatively affect our business. Included in the dietary supplements retail industry in the United States are drugstores, specialty retailers, multi-level marketing companies, supermarkets, on-line entities, mass merchandisers, and a variety of other smaller participants. We compete for sales with all these participants. We compete for customers and revenue primarily on the basis of store location, merchandise selection, and services. We believe that the continued consolidation of the drugstore industry and continued new store openings by chain store operators will further increase competitive pressures in the industry. In addition, some of our larger competitors may enjoy competitive advantages, such as greater financial and other resources; larger variety of products; more extensive and advanced supply chain management systems; greater pricing flexibility; larger economies of scale and purchasing power; more extensive advertising and marketing efforts; greater knowledge of local market conditions; stronger brand recognition; and larger sales and distribution networks. As a result, we may be unable to offer products more desirable than those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer larger discounts on competing products, and we may not be able to profitably match those discounts. Furthermore, our competitors may offer products that are more attractive to our customers or that render our products uncompetitive. In addition, the timing of the introduction of competing products into the market could affect the market acceptance and market share of our products. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

Research and Development

We did not incur any research and development cost for the years ended June 30, 2014 and 2013.

Leased Properties

We lease an approximately 1,200 square-foot retail store, which includes our warehouse and office in Little Neck, New York. The store lease was originally dated in 2004 and we renewed the lease in August 2014 for another term of ten years until July 31, 2024. We have filed the lease agreement as an exhibit to the Registration Statement.

For the years ended June 30, 2014 and 2013, we paid $40,709 and $36,724 in rent, respectively. According to the arrangement under the lease agreement, the rent increases 3% each year. We are responsible for all utilities including electricity, gas, water, telephone and water. We are also responsible for the maintenance, repair of the sidewalk in front of the demised premises.

Real Estate

Other than the leased store space as described above under “Leased Properties”, we do not have any real estate.

Intellectual Property

 None.

Employees

Currently we have not hired a full time employee to serve as store manager. We are still searching for the candidates to fill such position. On August 10, 2014, we entered into a consultant agreement with Kathy Chow to hire Ms. Chow to serve as a full time store manager. Ms. Chow agreed to provide the services as store manager on an independent contractor basis for 12 months from August 10, 2014 to  August 10, 2015 and renewable on a month to month basis till we hire a full time employee to serve as store manager. Ms. Chow is paid $5,000 per month. . The scope of services she provides includes: participate in learning and development activities (product education) in order to provide optimal customer service; maintain a professional and courteous relationship with customers; create a positive work environment; understand, support and achieve established sales goals and objectives; perform regular maintenance; clean shelves, backrooms, windows and floors; assist in unloading stock, stocking shelves, checking products against invoices, sorting and distributing stock, pricing merchandise, cleaning fixtures and displaying products; perform category maintenance by rotating products; identify damaged and expired products; operate the cash register and execute customer transactions efficiently; responsible for all register functions and adheres to and follows up on the bank deposit process.

Although Ms. Chow is a not an employee, she provides the services similar to employee. Therefore, she contributes significantly to our business operations.  However, since our agreement with Ms. Chow is an independent contractor agreement and is on temporary basis. The agreement expires on September 1, 2015 and is renewable on month to month basis afterwards. If we are unable to hire a full time store manager and M s. Chow leaves us, we might not be able to continue our business operation.

We have filed the consulting agreement with Ms Chow as an exhibit to the Registration Statement.

Government Regulation

We operate our business with following permits and licenses:

Article 20-C Food Processing Establishment License:

Article 20-C Food Processing Establishment License is required for retail stores that conduct any type of food preparation meat or cheese grinding, heating foods, sandwich making, operate beverage dispensing machines, prepare sushi, salad bars, or other ready to eat exposed food packaging activity. We obtained the Article 20-C Food Processing Establishment License because prior to September 2014, we occasionally made protein shakes (the mixture of protein powder with milk or water) upon the request of the customers who purchased protein powders. It was a convenience that we provided to our customers. However, the revenue from the sales of the protein shakes constitute d less than 1% of our revenue. We do not consider protein shakes a main product. We consider it a small part of the protein products we sell. Sales of protein shakes were  not material to our operations.

Starting September 2014, we no longer sell protein shakes to customers and we do not plan to sell protein shakes in future. Our Article 20-C license will expire on August 14, 2015 and we do not intend to renew it.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements”.  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the related transactions.  There can be no assurance that future developments actually affecting us will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties, along with others, are described above under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

 Overview

The Company was formed under the name of ‘Little Neck Health Connection Inc” in the state of New York on January 2, 2002. The Company is operating a retail store, located in Little Neck, New York, selling dietary supplement products such as vitamins, minerals, calcium, fibers, and proteins, etc.

On September 22, 2014, the Company filed the amendment to its Certificate of Incorporation to change its name to Taxus Pharmaceuticals Holdings, Inc. and increased the number of authorized shares to 1,5000,000,000 and changed the par of each share to each share to $0.00001. The Company has issued 80,000,000 shares at $0.001 per share on September 30, 2014 and has issued 1,500,000 shares at $0.001 per share on October 14, 2014.

Plan of Operation

The Company plans to open more retail stores in the Borough of Queens, New York City, New York. The new stores will be selling the same dietary supplement products that the current store is selling, including vitamins, minerals, and proteins . In order to open new stores, the Company needs to find new locations appropriate for dietary supplement stores, negotiate leases with the potential landlords, hire additional managers to operate the new stores, and purchase more merchandise for new stores’ inventory. So far the Company is still search ing for a suitable new location. The Company has not been able to develop a time frame on when it will find the suitable new location. Besides, the Company has not made any plan to raise the funds necessary to expand the operation. Therefore, there is the possibility that the Company may not be able to open any new store at all if the Company cannot find the suitable new location and can not raise the necessary funds for the business expansion.

Critical Accounting Policies and Estimates

Our audited financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenues are primarily derived from the sales of vitamins, minerals, herbs, supplements, sports nutrition items and other health and wellness products. Revenue recognition policies comply with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonable assured.

Income Taxes

The Company’s stockholder has elected to be taxed as an S Corporation under the applicable provisions of the Internal Revenue Code, wherein the Company’s income is taxed directly to the stockholder. Thus, there is no provision or liability for Federal or state income taxes reflected in the accompanying financial statements. The Company’s 2013, 2012 and 2011 tax years are open and subject to examination by the taxing authorities.

The Company adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”) 740-10-25, “Accounting for Uncertainty in Income Taxes.” Under FASB ASC 740-10-25, an organization must recognize the tax benefit s associated with tax positions taken for tax return purposes when it is more likely than not that the position will be sustained. The Company does not believe there are any material uncertain tax positions and, accordingly, it did not recognize any liability for unrecognized tax benefits.

Inventory

Inventories are stated at the lower of cost or market using a weighted average method which approximates first-in, first-out (“FIFO”). The Company marks down its inventory for estimated unmarketable inventory equal to the difference between the cost of the inventory and the estimated net realizable value based on assumptions about the age of the inventory, future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory markdown may be required. There were no inventory markdowns for the years ended June 30, 2014 and 2013, and for the three months ended September 30, 2014 and 2013

Results of Operations for the Years ended June 30, 2014 and 2013:

The following table sets forth information from our statements of operations for the years ended June 30, 2014 and 2013:

	For The Years Ended June 30
	2014	2013

Revenues	$146,776	$136,650
Cost of revenues	99,086	83,015
Gross profit	47,690	53,635

Operating expenses
Selling expenses	80,688	82,041
General and administrative	26,148	25,467
Total operating expenses	106,836	107,508

Net (loss)	$(59,146)	$(53,873)

Revenues

During the year ended June 30, 2014 we generated $146,776 of revenues, compared to revenues of $136,650 during the year ended June 30, 2013, an increase of $10,126. Such increase was mainly due to the increase in sales of dietary supplement products.

In the years ended June 30, 2014 and June 30, 2013, we have seen that the wholesale prices of the items that we regularly purchase, including protein powder, multivitamins and other dietary supplements, have been steadily increasing. Meanwhile, the retail price of our products ha s not been increasing as fast as the wholesale prices. This trend will have material impact on our operations because the higher increase in wholesale prices will increase our cost of revenues and reduce our gross profits until sufficient retail price increases can be implemented.

Cost of Revenues

Our cost of revenues during the year ended June 30, 2014 was $99,086, an increase of $16,071, as compared to $83,015 for the year ended June 30, 2013. The increase is due to the costs incurred for the dietary supplement products sold in the current fiscal year.

Gross Profit

Our gross profit decreased by $5,945 from $53,635 for the year ended June 30, 2013 to $47,690 for the year ended June 30, 2014. The slight decrease in gross profit is mainly due to the increase in the costs incurred for the dietary supplement products sold in the current fiscal year.

Operating Expenses

During the year ended June 30, 2014 our total operating expenses were $106,836, a decrease of $672, as compared to $107,508 for the year ended June 30, 2013.

Net Loss

We had a net loss of $59,146 for the year ended June 30, 2014, compared to a net loss of $53,873 for the year ended June 30, 2013, an increase in net loss of $5,273.

Liquidity and Capital Resources

For the years ended June 30, 2014 and June 30, 2013

We had $3,561 in cash, current assets of $24,414, current liabilities of $39,906, and working capital deficit of $15,492 as of June 30, 2014. We had $1,314 in cash, current assets of $41,127, current liabilities of $22,572, and working capital of $18,555 as of June 30, 2013.

As of June 30, 2014 we had total assets of $27,914, compared to total assets of $44,627 as of June 30, 2013.

During the year ended June 30, 2014 we used net cash of $22,852 in operating activities, compared to net cash used of $36,243 in operating activities during the year ended June 30, 2013. The decrease in net cash used of $13,391 was mainly due to a decrease in cash paid for inventory.

During the year ended June 30, 2014 we received net cash of $25,099 in financing activities, as compared to net cash received of $31,139 in financing activities during the year ended June 30, 2013. The decrease was mainly due to a decrease in capital contributions from shareholder.

Our net cash increased by $2,247 during the year ended June 30, 2014, compared to net cash decrease of $5,104 during the year ended June 30, 2013. The increase in cash during the year ended June 30, 2014 was primarily due to a decrease in cash paid for inventory.

The Company estimates the need for approximately $100,000 of additional funding during the next 12 months to continue its business operations.  Currently we are operating at a loss and our current amount of cash and cash equivalents will not be sufficient to support the business operations. Currently we have to rely to our sole director and officer, Jiayue Zhang, to provide additional funds to support our business operations. Although we have an agreement with Mr. Zhang that he will continue to provide funds to support our business operations for the next two years from September 1, 2014 to September 1, 2016 , if he breaches such agreement and does not provide the funds to us, we will have no other source of funds . We do not currently have any specific plans to raise such additional financ ing at this time and there is no assurance that we will be successful in completing any such financings. If no additional financing is raised, we plan to obtain shareholder loans to meet our cash requirements. However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out our business plan.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Results of Operations For the Three Months Ended September 30, 2014 and 2013

The following table sets forth information from our unaudited statements of operations for the three months ended September 30, 2014 and 2013:

	Three Months Ended September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Revenues	$21,223	$39,032
Cost of revenues	13,002	19,718

Gross profit	8,221	19,314

Operating expenses:
Selling expenses	15,225	18,413
General and administrative	9,259	3,087

Total operating expenses	24,484	21,500

Net (loss)	$(16,263)	$(2,186)

Revenues

During the three months ended September 30, 2014 we generated $21,223 of revenues, compared to revenues of $39,032 during the three months ended September 30, 2013, a decrease of $17,809. Such decrease was mainly due to the decrease in sales of our products.

Cost of Revenues

Our cost of revenues during the three months ended September 30, 2014 was $13,002, a decrease of $6,716, as compared to $19,718 for the three months ended September 30, 2013. The decrease is due to the decrease of the volumes of the products sold in the three months ended September 30, 2014.

Gross Profit

As a result of the foregoing, our gross profit decreased by $11,093 from $18,314 for the three months ended September 30, 2013 to $8,221 for the three months ended September 30, 2014. The decrease in gross profit is mainly due to the decrease in the revenues generated from sales of our products.

Selling Expenses

During the three months ended September 30, 2014 our total selling expenses were $15,225, a decrease of $3,188, as compared to $18,413 for the three months ended September 30, 2013. The decrease of selling expenses is due to the decrease in the volumes of the products sold in the three months ended September 30, 2014.

General and Administrative Expenses:

During the three months ended September 30, 2014 our total general and administrative expenses were $9,259, an increase of $6,071, as compared to $3,087 for the three months ended September 30, 2013. The increase is due to the increase in the professional services fees incurred in the three months ended September 30, 2014.

Net Loss

We had a net loss of $10,264 for the three months ended September 30, 2014, compared to a net loss of $2,186 for the three months ended September 30, 2013, an increase in net loss of $8,078.

Liquidity and Capital Resources

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Three Months Ended
	September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$(35,154)	$1,177
Net cash provided by financing activities	88,464	330
NET CHANGE IN CASH	53,310	1,507
CASH AT BEGINNING OF PERIOD	3,561	1,314
CASH AT END OF PERIOD	$56,871	$2,821

As of September 30, 2014 we had cash of $56,871 in our bank accounts.

During the three months ended September 30, 2014, we used net cash of $35,154 in operating activities, compared to net cash received of $1,177 in operating activities during the three months ended September 30, 2013. The decrease in net cash received of $36,331 was mainly due to a decrease in accounts payable and accrued expenses.

During the three months ended September 30, 2014, we received net cash of $88,464 in financing activities, as compared to net cash received of $330 in financing activities during the three months ended September 30, 2013. The increase was mainly due to the $80,000 that we received from the sales of our common shares.

Our net cash increased by $53,310 during the three months ended September 30, 2014, compared to net cash increase of $1,507 during the three months ended September 30, 2013. The increase in cash during the three months ended September 30, 2014 was primarily due to increases in the cash that we received from the sales of our common shares in the three months ended September 30, 2014.

We expect that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing. We plan to cooperate with various individuals and institutions to acquire the financing required to produce and distribute our products and anticipate this will continue until we accrue sufficient capital reserves to finance all of our productions independently.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are a smaller reporting company and we are not required to provide information for this section.

AVAILABLE INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

               We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Wei, Wei & Co, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Wei, Wei & Co, LLP has presented its report with respect to our audited financial statements. The financial statements have been included in this prospectus and registration statement in reliance on the report by Wei, Wei & Co, LLP has given its authority as an expert in auditing and accounting.

Bernard & Yam, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

LEGAL PROCEEDINGS

None

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information regarding our sole director and executive officer of the Company.

Name	Age	Title	Address
Jiayue Zhang	56	President, Board Director, CEO, CFO	245-16 Horace Harding Expressway, Little Neck, NY 11362

Jiayue Zhang, age 56, graduated from Shanxi Province Chinese Herbs and Medicine School in 1985. From February 1975 to December 1976, he worked in Shanxi Yuci Steel Plant as an assistant general manager in charge of the plant’s administrative affairs; from January 1977 to December 1979, he served as officer in the People’s Liberation Army of China; from January 1980 to July 1982, he served a deputy general manager in sales & marketing at Shanxi Province Medicine and Pharmaceutical Company, Yuci Branch; from August 1982 to August 1985, he served as administrative staff in charge of general administrations at Shanxi Chinese Medicine School; from September 1985 to April 1992, he served as the Director of Operation at Yuci Pharmaceutical Plant; from May

1992 to July 1993, he served as the Managing Director of Shanxi Medicine and Pharmaceutical Institute Research Pharmaceutical Plant; from August 1993 to July 2000, he served as Chairman of Board and General Manager of Shanxi Zanhua Pharmaceutical Company; from August 2000 to present, he served as the chairman of board of Shanxi Hongshan Pharmaceuticals Co., Ltd.  Mr. Zhang has over 32 years’ management, sale and marketing experience in China’s pharmaceutical industry.

Currently we hired Kathy Chow, a consultant on an  independent contract basis, to manage the store.

Kathy Chow, age 44. In the past five years, from January 2009 to June 2012, she worked at JP Morgan Chase’s branch office in Brooklyn, New York as a business associate who handled office secretarial work, drafted business documents and communicated with customers. From July 2012 to August 2014, she worked at a deli cafe in Queens, New York, as a store manager and was in charge of the daily operations of the store and maintained customer relationship.

Involvement in Certain Legal Proceedings

To the knowledge of us, no executive officer or director has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Meetings; Board Committees and Director Independence

The board of directors held no formal meetings during the most recently completed fiscal year.  All proceedings of the board of directors were conducted by resolutions consented to in writing by the majority of the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the majority of the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of New York and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

As of this date, Company’s board of directors has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor does it have a written nominating, compensation or audit committee charter.  The board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the board of directors.  Further, Company is not required to have an audit, compensation or nominating committee.  Accordingly, Company does not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Exchange Act.  The functions ordinarily handled by these committees are currently handled by the entire board of directors.  The board of directors intends, however, to review the governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of Company’s business.

We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

We do not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors.   We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees.  Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by a U.S. national securities exchange.  Therefore, we intend that a majority of our directors eventually will be independent directors and at least one of our new independent directors will qualify as an “audit committee financial expert.”  Additionally, we will adopt charters relative to each such committee.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Prospectus.  We do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Currently we do not have any director who is considered “independent” as the term is used in Item 407(a) of Regulation S-K promulgated under the Securities Act.  We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal periods ended June 30, 2014 and 2013. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position		Year	Salary	Bonus	Option Awards	Total
			(In USD)			(In USD)
Jiayue Zhang	President, Board Director, CEO, CFO	2014 2013	$ 0	$ 0	$ 0	$ 0

Outstanding Equity Awards at Fiscal Year-End

None

Stock Option and Awards Plan

None

Director Compensation

 We do not pay director compensation for service s as director .

40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of Company common shares owned beneficially by: each person known or believed by us to own, directly or beneficially, more than 5% of our common stock, our director , and all of our officer and director as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the common shares shown.

Name and Address of Beneficial Owners (a)			Amount and Nature of	Percent of Class (b)
			Beneficial Ownership
Director and Executive Officer
Name	Title	Address

Jiayue Zhang	President, Board Director, CEO, CFO	245-16 Horace Harding Expressway, Little Neck, NY 11362	41,619,800	51.07%
Officer and Director as a group			41,619,800	51.07%

Greater Than 5% Shareholders		Address

Jiayue Zhang		245-16 Horace Harding Expressway, Little Neck, NY 11362	41,619,800	51.07%

(a)

Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(b)

Calculated based on 81,500,200 Shares of Common Stock issued and outstanding as of January 22, 2015 . Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Currently, our primary source of outside funding is the support from our officer and shareholder Jiayue Zhang. Jiayue Zhang has entered into an agreement on September 1, 2014, in which he agreed to provide funds to support the Company’s operations for the next two years from September 1, 2014 to September 1, 2016.  We have filed the agreement with Mr. Zhang as an exhibit to the Registration Statement.

Review, Approval or Ratification of Transactions with Related Parties

41

We did not have any policies or procedures in place with respect to the review and approval or ratification of the related party transactions that have been described.  We believe that all transactions with related parties were on terms no less favorable than could have been obtained from third parties.

Director Independence

Since the Company’s Common Stock is not listed on any securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

Under NASDAQ Marketplace Rule 4200(a)(15), an “independent director” is a “person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.”  We do not currently have any independent director.

We do not currently have a standing audit, nominating or compensation committee and are not required to have such committees under the NASDAQ Marketplace Rules, and as a controlled company we are not required to have a board comprised of a majority of independent directors, a nominating committee or a compensation committee. However, in the future, we do intend to comply with the independent director and committee composition requirements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer are indemnified as provided by the New York Statutes and our Bylaws. We have agreed to indemnify each of our director and certain officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director , officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director , officer , or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

42

STOCK TRANSFER AGENT

Our transfer agent is Island Stock Transfer, located at 2469 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760. Phone number: 727-289-0010. Island Stock Transfer is registered with SEC.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bernard & Yam, LLP, New York, New York.

EXPERTS

Our financial statements as of and for the years ended June 30, 2014 and 2013 included in this prospectus and in the registration statement have been audited by Wei, Wei & Co, LLP, independent registered public accounting firm, as stated in their report appearing herein.

MATERIAL CHANGES

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

43

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

TAXUS PHARMACEUTICALS HOLDINGS, INC.,

FORMERLY KNOWN AS “LITTLE NECK HEALTH CONNECTION, INC.”

Unaudited Financial Statements for the Three Months ended September 30, 2014 and 2013

Audited Financial Statements for the Years Ended June 30, 2014 and 2013

44

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS:

  Balance Sheets

  Statements of Operations

  Statements of Changes in Stockholder’s Equity (Deficit)

  Statements of Cash Flows

NOTES TO FINANCIAL STATEMENTS

45

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

BALANCE SHEETS (IN U.S. $)

ASSETS	September 30, 2014	June 30, 2014
	(Unaudited)

Current assets:
Cash and cash equivalents (Note 2)	$56,871	$3,561
Inventory (Note 2)	28,713	20,853

Total current assets	85,584	24,414

Other assets:
Security deposit	10,488	3,500

TOTAL ASSETS	$96,072	$27,914

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses (Note 5)	$35,863	$39,906

Total current liabilities	35,863	39,906

Commitments and contingencies

Stockholder’s equity (deficit)
Common stock, $0.00001 par value per share; 1,500,000,000 shares authorized; 80,000,200 shares issued and outstanding as of September 30, 2014, and no par value, 200 shares authorized, issued and outstanding as of June 30, 2014, respectively	800	10,000
Additional paid-in capital	167,779	70,115
Deficit	(108,370)	(92,107)

Total stockholder’s equity (deficit)	60,209	(11,992)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$96,072	$27,914

See accompanying notes to financial statements.

46

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

STATEMENTS OF OPERATIONS (UNAUDITED) (IN U.S. $)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Three Months Ended September 30,
	2014	2013

Revenues (Note 2)	$21,223	$39,032
Cost of revenues	13,002	19,718

Gross profit	8,221	19,314

Operating expenses:
Selling expenses	15,225	18,413
General and administrative	9,259	3,087

Total operating expenses	24,484	21,500

Net (loss)	$(16,263)	$(2,186)

See accompanying notes to financial statements.

47

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT) (UNAUDITED) (IN U.S. $)

FOR THE THREE MONTHS ENDED SETPEMBER 30, 2014

	Common Stock		Additional	Retained Earnings
	Shares	Amount	Paid-in Capital	(Deficit)	Total

Balance, June 30, 2014	200	$10,000	$70,115	$(92,107)	$(11,992)
Change in par value	-	(10,000)	10,000	-	-
Sales of common stock	80,000,000	800	79,200	-	80,000
Capital contribution	-	-	8,464	-	8,464
Net (loss)	-	-	-	(16,263)	(16,263)

Balance, September 30, 2014	80,000,200	$800	$167,779	$(108,370)	$(60,209)

See accompanying notes to financial statements.

48

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

STATEMENTS OF CASH FLOWS (UNAUDITED) (IN U.S. $)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Three Months ended September 30,
	2014	2013

Cash flows from operating activities:
Net (loss)	$(16,263)	$(2,186)
Change in operating assets and liabilities:
(Increase) in inventory	(7,860)	(7,972)
(Increase) in security deposit	(6,988)	-
(Decreased) increase in accounts payable and accrued expenses	(4,043)	11,335

Net cash (used in) provided by operating activities	(35,154)	1,177

Cash flows from financing activities:
Cash from issuance of common stock	80,000	-
Capital contribution from stockholder	8,464	330

Net cash provided by financing activities	88,464	330

Net change in cash	53,310	1,507
Cash, beginning of the year	3,561	1,314

Cash, end of the year	$56,871	$2,821

Supplemental disclosure of cash flow information

Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to financial statements.

49

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

1.

ORGANIZATION

Taxus Pharmaceuticals Holdings, Inc. (formerly Little Neck Health Connection, Inc.) (the “Company”) is a New York S Corporation organized on January 2, 2002.  The Company is a specialty retailer, located in Little Neck, New York, selling vitamins, minerals, herbs, supplements, sports nutrition items and other health and wellness products.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting.

The unaudited interim financial statements of the Company as of September 30, 2014 and for the three months ended September 30, 2014 and 2013, have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the SEC which apply to interim financial statements. Accordingly, they do not include all of the information and footnotes normally required by accounting principles generally accepted in the United States of America for annual financial statements.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  The interim financial information should be read in conjunction with the financial statements and the notes thereto, included in the Company’s Form S-1 filed with the SEC.  The results of operations for the three months ended September 30, 2014 are not necessarily indicative of the results to be expected for future quarters or for the year ending June 30, 2015.

All financial statements and notes to the financial statements are presented in United States dollars (“US Dollar” or “US$” or “$”).

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less that are readily convertible into cash to be cash equivalents.

50

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company’s revenues are primarily derived from the sales of vitamins, minerals, herbs, supplements, sports nutrition items and other health and wellness products. Revenue recognition policies comply with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition, when persuasive evidence of arrangement exists, delivery of products has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Concentration of Credit Risk

The Company maintains its cash accounts at a commercial bank.  The Federal Deposit Insurance Corporation (“FDIC”) insures up to $250,000 per bank for substantially all depository accounts.  At September 30, 2014, the Company did not have cash balances which were in excess of the FDIC insurance limit.

Income Taxes

The Company’s stockholder has elected to be taxed as an S Corporation under the applicable provisions of the Internal Revenue Code, wherein the Company’s income is taxed directly to the stockholder.  Thus, there is no provision or liability for Federal and state income taxes reflected in the accompanying financial statements.  The Company files a New York City General Corporation Tax Return.  The Company’s 2013, 2012 and 2011 tax years are open and subject to examination by the taxing authorities.

The Company follows the provisions of Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 740-10-25, “Accounting for Uncertainty in Income Taxes.”  Under FASB ASC 740-10-25, an organization recognizes the tax benefit associated with a tax position taken for tax return purposes when it is more likely than not that the position will be sustained.  The Company does not believe there are any material uncertain tax positions and, accordingly, did not recognize any liability for unrecognized tax benefits.

51

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

2.

ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurement, specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

FASB ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis.  The carrying value of non-derivative financial instruments including cash, and accounts payable and accrued expenses approximated their fair values due to their short term nature.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

52

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

2.

ACCOUNTING POLICIES (continued)

Inventory

Inventories are stated at the lower of cost or market using a weighted average method which approximates first-in, first-out (“FIFO”).  The Company marks down its inventory for estimated unmarketable inventory equal to the difference between the cost of the inventory and the estimated net realizable value based on assumptions about the age of the inventory, future demand and market conditions.  If actual market conditions are less favorable than those projected by management, additional inventory markdowns may be required.  There were no inventory markdowns for the three months ended September 30, 2014 and 2013.

Property and Equipment

All property and quipment were fully depreciated as of September 30, 2014 and June 30, 2014, respectively.

3.

RECENTLY ISSUED ACCOUNTING STANDARDS

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern”, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company does not expect that the adoption of this standard will have a material effect on the Company’s financial statements.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.  The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.  This accounting standard update will not to have a material impact on the Company’s financial statements.

53

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

3.

RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which supersedes the revenue recognition requirements in ASC 605, “Revenue Recognition”.  The core principle of this updated guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The new rule also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Companies are permitted to adopt this new rule following either a full or modified retrospective approach.  Early adoption is not permitted.  The Company has not yet determined the potential impact of this updated authoritative guidance on its financial statements.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which amends the requirements for reporting discontinued operations.  Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results when the component or group of components meets the criteria to be classified as held for sale or when the component or group of components is disposed of by sale or other than by sale.  In addition, this ASU requires additional disclosures about both discontinued operations and the disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.  The guidance is effective for annual and interim periods beginning after December 15, 2014, with early adoption permitted.  This accounting standard update is not expected to have a material impact on the Company’s financial statements.

54

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

4.

PROPERTY AND EQUIPMENT

Property and equipment is as follows:

	September 30, 2014	June 30, 2014
	(Unaudited)

Furniture and fixture	$2,500	$2,500

Less: Accumulated depreciation	(2,500)	(2,500)

	$-	$-

There was no depreciation expense charged to operations for the three months ended September 30, 2014 and 2013.

5.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	September 30, 2014	June 30, 2014

Suppliers	$4,973	$2,106
Professional fees	23,090	30,000
Credit card purchases	6,293	6,293
Other	1,507	1,507

	$35,863	$39,906

55

TAXUS PHARMACEUTICALS HOLDINGS, INC.

(FORMERLY LITTLE NECK HEALTH CONNECTION, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

6.

COMMITMENT

The Company leases retail space from an unrelated third party under a non-cancelable operating lease, which expires August 30, 2024.  Future minimum rental payments under the lease subsequent to June 30, 2014 are as follows:

Year Ending June 30,

2015	$29,840
2016	43,186
2017	44,481
2018	45,816
2019	47,190
Thereafter	258,056

$468,569

Total rent expense charged to operations was $12,088 and $10,177 for the three months ended September 30, 2014 and 2013, respectively.

7.

CHANGE OF OWNERSHIP

On August 5, 2014, the sole stockholder (the “Seller”) of the Company entered into an Agreement with an individual (the “Buyer”) pursuant to which the Seller agreed to convey and transfer to the Buyer 200 shares of the Company’s outstanding common stock.  The purchase price was $105,000.

8.

COMMON STOCKS

On September 22, 2014, the Company filed the amendment to the Certificate of Incorporation to change its name to Taxus Pharmaceuticals Holdings, Inc. and increase the number of authorized shares to 1,500,000,000, with a par value of $0.00001.  The Company issued 80,000,000 shares at $0.001 per share on September 30, 2014.

9.

SUBSEQUENT EVENTS

The Company issued 1,500,000 shares at $0.001 per shares on October 14, 2014.

WEI WEI & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

• MAIN OFFICE
133-10 39TH AVENUE
FLUSHING, NY 11354
TEL. (718)445-6308
FAX.(718)445-6760

• CALIFORNIA OFFICE
36 W BAY STATE STREET
ALHAMBRA, CA 91801
TEL. (626)282-1630
FAX.(626)282-9726

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Little Neck Health Connection, Inc.

We have audited the accompanying balance sheets of Little Neck Health Connection, Inc. (the "Company") (an S Corporation) as of June 30, 2014 and 2013, and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the years then ended. Little Neck Health Connection, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Little Neck Health Connection, Inc. as of June 30, 2014 and 2013, and the results of its operations and its cash flows for the years ended June 30, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

Wei Wei & Co. LLP

Flushing, New York
October 27, 2014

1

TAXUS PHARMACEUTICALS HOLDINGS, INC.,

FORMERLY KNOWN AS “LITTLE NECK HEALTH CONNECTION, INC.”

BALANCE SHEETS

ASSETS	June 30, 2014	June 30, 2013

Current assets:
Cash and cash equivalents (Note 2)	$3,561	$1,314
Inventory (Note 2)	20,853	39,813

Total current assets	24,414	41,127

Other assets:
Security deposit	3,500	3,500

TOTAL ASSETS	$27,914	$44,627

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses (Note 5)	$39,906	$22,572

Total current liabilities	39,906	22,572

Commitments and contingencies

Stockholder’s equity (deficit)
Common stock, no par value;
200 shares authorized, issued and outstanding	10,000	10,000
Additional paid-in capital	70,115	45,016
Deficit	(92,107)	(32,961)

Total stockholder’s equity (deficit)	(11,992)	22,055

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$27,914	$44,627

See accompanying notes to financial statements.

TAXUS PHARMACEUTICALS HOLDINGS, INC.,

FORMERLY KNOWN AS “LITTLE NECK HEALTH CONNECTION, INC.”

STATEMENTS OF OPERATIONS

	For the year ended June 30,
	2014	2013

Revenues (Note 2)	$146,776	$136,650
Cost of revenues	99,086	83,015

Gross profit	47,690	53,635

Operating expenses:
Selling expense	80,688	82,041
General and administrative	26,148	25,467

Total operating expenses	106,836	107,508

Net (loss)	$(59,146)	$(53,873)

See accompanying notes to financial statements.

TAXUS PHARMACEUTICALS HOLDINGS, INC.,

FORMERLY KNOWN AS “LITTLE NECK HEALTH CONNECTION, INC.”

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

	Common Stock		Additional	Retained Earnings
	Shares	Amount	Paid-in Capital	(Deficit)	Total

Balance, July 1, 2012	200	$10,000	$13,877	$20,912	$44,789
Capital contribution	-	-	31,139	-	31,139
Net (loss)	-	-	-	(53,873)	(53,873)

Balance, June 30, 2013	200	10,000	45,016	(32,961)	22,055
Capital contribution		-	25,099	-	25,099
Net (loss)	-	-	-	(59,146)	(59,146)

Balance, June 30, 2014	200	$10,000	$70,115	$(92,107)	$(11,992)

See accompanying notes to financial statements.

TAXUS PHARMACEUTICALS HOLDINGS, INC.,

FORMERLY KNOWN AS “LITTLE NECK HEALTH CONNECTION, INC.”

STATEMENTS OF CASH FLOWS

	For the year ended June 30,
	2014	2013

Cash flows from operating activities:
Net (loss)	$(59,146)	$(53,873)
Change in operating assets and liabilities:
Decrease in inventory	18,960	507
Increase in accounts payable and accrued expenses	17,334	17,123

Net cash (used in) operating activities	(22,852)	(36,243)

Cash flows from financing activities:

Capital contribution from shareholder	25,099	31,139

Net cash provided by financing activities	25,099	31,139

Net change in cash	2,247	(5,104)
Cash, beginning of the year	1,314	6,418

Cash, end of the year	$3,561	$1,314

Supplemental disclosure of cash flow information

Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to financial statements.

TAXUS PHARMACEUTICALS HOLDINGS, INC.,

FORMERLY KNOWN AS “LITTLE NECK HEALTH CONNECTION, INC.”

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

1.

ORGANIZATION

Taxus Pharmaceuticals Holdings, Inc., formerly known as Little Neck Health Connection, Inc. (the “Company”) is a New York S Corporation organized on January 2, 2002.  The Company is a specialty retailer, located in Little Neck, New York, selling vitamins, minerals, herbs, supplements, sports nutrition items and other health and wellness products.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less that are readily convertible into cash to be cash equivalents.

Revenue Recognition

The Company’s revenues are primarily derived from the sales of vitamins, minerals, herbs, supplements, sports nutrition items and other health and wellness products. Revenue recognition policies comply with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Concentration of Credit Risk

The Company maintains its cash accounts at a commercial bank.  The Federal Deposit Insurance Corporation (“FDIC”) covers $250,000 per bank for substantially all depository accounts.  At June 30, 2014, the Company did not have cash balances which were in excess of the FDIC insurance limit.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company’s stockholder has elected to be taxed as an S Corporation under the applicable provisions of the Internal Revenue Code, wherein the Company’s income is taxed directly to the stockholder.  Thus, there is no provision or liability for Federal and state income taxes reflected in the accompanying financial statements.  The Company files its own New York State Franchise and New York City General Corporation Tax Returns.  The Company’s 2013, 2012 and 2011 tax years are open and subject to examination by the taxing authorities.

The Company adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”) 740-10-25, “Accounting for Uncertainty in Income Taxes.”  Under FASB ASC 740-10-25, an organization must recognize the tax benefit associated with tax position taken for tax return purposes when it is more likely than not that the position will be sustained.  The Company does not believe there are any material uncertain tax positions and, accordingly, it did not recognize any liability for unrecognized tax benefits.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurement, specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

2.

ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

FASB ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis.  The carrying value of non-derivative financial instruments including cash, loan from stockholder and accounts payable and accrued expenses approximated their fair values due to their short term nature.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Inventory

Inventories are stated at the lower of cost or market using a weighted average method which approximates first-in, first-out (“FIFO”).  The Company marks down its inventory for estimated unmarketable inventory equal to the difference between the cost of the inventory and the estimated net realizable value based on assumptions about the age of the inventory, future demand and market conditions.  If actual market conditions are less favorable than those projected by management, additional inventory markdown may be required.  There were no inventory markdowns for the years ended June 30, 2014 and 2013.

2.

ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost.  The cost of property and equipment was depreciated over their estimated useful lives.  Depreciation was computed on the straight-line method for both financial reporting and income tax purposes.  The estimated useful life for furniture and fixtures was three years.  All assets were fully depreciated as of June 30, 2014 and 2013.

3.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.  The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.  This accounting standard update will not to have a material impact on the Company’s financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which supersedes the revenue recognition requirements in ASC 605, “Revenue Recognition”.  The core principle of this updated guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The new rule also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  Companies are permitted to adopt this new rule following either a full or modified retrospective approach.  Early adoption is not permitted.  The Company has not yet determined the potential impact of this updated authoritative guidance on its financial statements.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which amends the requirements for reporting discontinued operations.  Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results when the component or group of components meets the criteria to be classified as held for sale or when the component or group of components is disposed of by sale or other than by sale.  In addition, this ASU requires additional disclosures about both discontinued operations and the disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.  The guidance is effective for annual and interim periods beginning after December 15, 2014, with early adoption permitted.  This accounting standard update is not expected to have a material impact on the Company’s financial statements.

4.

PROPERTY AND EQUIPMENT

Property and equipment is as follows:

	June 30, 2014	June 30, 2013

Furniture and fixture	$2,500	$2,500

Less: Accumulated depreciation	(2,500)	(2,500)

	$-	$-

There was no depreciation expense charged to operations for the years ended June 30, 2014 and 2013.

5.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	June 30, 2014	June 30, 2013

Suppliers	$2,106	$2,255
Professional fees	30,000	15,000
Credit card purchases	6,293	3,993
Other	1,507	1,324

	$39,906	$22,572

6.

COMMITMENT

The Company leases retail space from an unrelated third party under a non-cancelable operating lease, which expires August 30, 2024.  Future minimum rental payments under the lease subsequent to June 30, 2014 are as follows:

Year Ending June 30,

2015	$	$ 41,928
2016		43,186
2017		44,481
2018		45,816
2019		47,190
Thereafter		258,056

	$	$ 480,657

Total rent expense charged to operations was $40,709 and $36,724 for the years ended June 30, 2014 and 2013, respectively.

7.

SUBSEQUENT EVENTS

On August 5, 2014, the sole stockholder (the “Seller”) of the Company entered into an Agreement with the outside individual (the “Buyer”) pursuant to which the Seller agreed to convey and transfer to the Buyer all of the Company’s outstanding common stock.  The purchase price was $105,000.

On September 22, 2014, the Company filed the amendment to the Certificate of Incorporation to change its name to Taxus Pharmaceuticals Holdings, Inc. and increase the number of authorized shares to 1,500,000,000, the par of each share to $0.00001.  The Company has issued 80,000,000 shares at $0.001 per share on September 30, 2014 and has issued 1,500,000 shares at $0.001 per share on October 14, 2014.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$17.43
Listing Fees	$	N/A
Transfer Agent Fees	$	N/A
Accounting fees and expenses		$30,000
Legal fees and expenses		$30,000
Total		$60,017.43

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTOR AND OFFICER

Our bylaws provide that we will indemnify our director and officer to the fullest extent permitted by the New York corporation laws.

There is no pending litigation or proceeding naming any our director or officer to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

RECENT SALES OF UNREGISTERED SECURITIES

On September 30, we issued 80,000,000 shares of common stock to several individuals and entities, including 41,619,600 shares to Jiayue Zhang, our president, CEO and CFO for a total of $80,000 ($0.001 per share). The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

On October 14, 2014, we issued 1,500,000 shares of common stock to 28 individuals, for a total of $ 1,500 ($ 0.001 per share). The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Articles of Incorporation and Amendments*
3.2	Bylaws*
5.1	Legal Opinion by Bernard & Yam, LLP
23.1	Auditor Consent by Wei, Wei & Co, LLP
10.1	Lease Agreement
10.2	Consulting Agreement with Kathy Chow
10.3	Agreement with Mr. Jiayue Zhang regarding continuing support

*Incorporated by reference to the Form S-1 Registration Statement filed on November 26, 2014.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

 1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

 2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

 3.    To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

 4.    That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the  securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing Prospectus relating to the offering containing material information

a.	about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

 Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

 In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses  incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Taxus Pharmaceuticals Holdings, Inc.
(Registrant)

Date:	January 29 , 2015	By:	/s/ Jiayue Zhang
Jiayue Zhang
President and Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jiayue Zhang Jiayue Zhang	President, Board Director, CEO, CFO, (Principal Executive Officer and Principal Accounting Officer)	January 29 , 2015